UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 14, 2013

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 14, 2013, Enbridge Energy, Limited Partnership, our wholly-owned subsidiary, received a letter from the Environmental Protection Agency (“EPA”), with its final order requiring additional containment and active recovery of submerged oil relating to the July 2010 Line 6B leak in Michigan. This final order (“Order”), is further to the EPA’s proposed order dated October 3, 2012. As we have with our prior remediation efforts, we will cooperate with the EPA with respect to the additional efforts required under the Order. We are in the process of studying the Order in detail and assessing what remediation efforts will be required. When a determination of the appropriate nature and scope of the additional remediation is made, it could result in a revision to the amount we have accrued for estimated costs.

The above description of the Order is qualified in its entirety by reference to the complete text of the Order, which is attached to this Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the “Index of Exhibits” following the signature page of this Report on Form 8-K, which is hereby incorporated by reference into this Item 9.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

	By:	Enbridge Energy Management, L.L.C. as delegate of Enbridge Energy Company, Inc., its General Partner

Date: March 15, 2013	By:	/s/ William M. Ramos
William M. Ramos Controller (Duly Authorized Officer)

Index of Exhibits

Exhibit No.	Description

99.1	Final Order received from the Environmental Protection Agency on March 14, 2013.

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